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                                                                   EXHIBIT 23(e)


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the previously filed Registration Statements of National City Bancshares, Inc. (File No. 333-75093 and 333-79163) of our report dated June 8, 1998, on our audit of the consolidated balance sheets of 1st Bancorp Vienna, Inc. and subsidiary, as of December 31, 1997, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the two years ended December 31, 1997 and 1996, which report is included in this Annual Report on Form 10-K.




/s/ GRAY HUNTER STENN LLP
-------------------------
Marion, Illinois
March 27, 2000